UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

PERRIGO COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Ireland	333-190859	Not Applicable
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Sir John Rogerson’s Quay, Dublin 2 Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code:+353 1 6040031

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01.	Other Events.

On November 5, 2013, Perrigo Company Limited (the “Issuer”) issued a press release announcing that the Issuer intends to offer, in a private offering subject to market and other conditions, $2,300,000,000 of Senior Notes due 2016, 2013, 2023 and 2043. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 5, 2013, the Issuer issued a press release announcing that it had priced an offering of $2,300,000,000 aggregate principal amount of senior notes, consisting of $500,000,000 aggregate principal amount of 1.30% Senior Notes due 2016, $600,000,000 aggregate principal amount of 2.30% Senior Notes due 2018, $800,000,000 aggregate principal amount of 4.00% Senior Notes due 2023 and $400,000,000 aggregate principal amount of 5.30% Senior Notes due 2043. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Issuer intends to use the net proceeds of the offering of the notes to fund a portion of the consideration for the proposed acquisition (the “Acquisition”) by the Issuer and Perrigo Company (“Perrigo”) of Elan Corporation, plc (“Elan”). The offering of the notes is expected to close prior to the consummation of the Acquisition. Pending consummation of the Acquisition, the net proceeds from this offering will be deposited into an escrow account.

Irish Takeover Rules

The Perrigo directors accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the Perrigo directors (who have taken all reasonable care to ensure that such is the case), the information in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in 1% or more of any relevant securities in Perrigo or Elan may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Announcement press release issued by Perrigo Company Limited on November 5, 2013.

99.2	Pricing press release issued by Perrigo Company Limited on November 5, 2013.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY LIMITED
(Registrant)

	By:	/s/ Todd W. Kingma
Dated: November 5, 2013		Todd W. Kingma
Director

Exhibit Index

Exhibit 99.1 – Announcement Press release issued by Perrigo Company Limited on November 5, 2013.

Exhibit 99.2 – Pricing Press release issued by Perrigo Company Limited on November 5, 2013.